    EXHIBIT 99.1

News Release     News Release     News Release      News Release      News Release

FOR IMMEDIATE RELEASE

Media Contact:
Marina H. Norville, marina.h.norville@aexp.com, +1.212.640.2832

Investors/Analysts Contacts:
Ken Paukowits, ken.f.paukowits@aexp.com , +1.212.640.6348
Toby Willard, sherwood.s.willardjr@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS FOURTH QUARTER EPS OF $0.89 OR $1.23 WHEN ADJUSTED FOR IMPAIRMENT AND RESTRUCTURING CHARGES1

CARD MEMBER SPENDING AND LOANS CONTINUED TO RISE

COMPANY EXPECTS 2016 EPS OF $5.40-$5.70
OUTLOOK INCLUDES MULTI-YEAR PLAN TO TAKE $1 BILLION OUT OF COST STRUCTURE

(Millions, except percentages and per share amounts)

	Quarters Ended December 31,		Percentage Inc/(Dec)	Years Ended December 31,		Percentage Inc/(Dec)
	2015	2014		2015	2014
Total Revenues Net of Interest Expense	$8,391	$9,081	(8)	$32,818	$34,188	(4)
Net Income	$899	$1,447	(38)	$5,163	$5,885	(12)
Earnings Per Common Share – Diluted:
Net Income Attributable to Common Shareholders[2]	$0.89	$1.39	(36)	$5.05	$5.56	(9)
Average Diluted Common Shares Outstanding	981	1,033	(5)	1,003	1,051	(5)
Return on Average Equity	24.0%	29.1%		24.0%	29.1%

New York – January 21, 2016 – American Express Company (NYSE: AXP) today reported fourth-quarter net income of $899 million, down from $1.4 billion a year ago.  The current and year-ago quarters included a number of significant items that affected year-over-year comparisons.

1  Adjusted EPS and adjusted ROE, non-GAAP measures, exclude a $335MM after-tax charge ($419MM pretax) in Enterprise Growth, which was driven primarily by the impairment of goodwill and technology assets in addition to restructuring costs.  Management believes adjusted EPS and adjusted ROE are useful in evaluating the ongoing operating performance of the Company. See Appendix IV for reconciliations to EPS and ROE on a GAAP basis.
2  Represents net income less (i) earnings allocated to participating share awards of $6 million and $11 million for the three months ended December 31, 2015 and 2014, respectively, and $38 million and $46 million for the years ended December 31, 2015 and 2014, respectively, and (ii) dividends on preferred shares of $20 million and nil for the three months ended December 31, 2015 and 2014, respectively, and $62 million and nil for the years ended December 31, 2015 and 2014, respectively.

The fourth quarter of 2015 included:
•	A $419 million charge ($335 million after-tax) that included an impairment of goodwill and technology assets, in addition to restructuring costs within the Enterprise Growth (EG) Group.

The year-ago quarter included:
•	A $719 million gain ($453 million after-tax) on the sale of the company’s investment in Concur Technologies;
•	A restructuring charge of $313 million ($206 million after-tax);
•	Incremental spending, which was largely reflected in higher marketing and promotion expenses;
•	The renewal of the company’s partnership with Delta Air Lines, which increased rewards costs by $109 million ($68 million after-tax).

The strong appreciation of the U.S. dollar had an impact on revenues and expenses and suppressed earnings in both quarters.

Diluted earnings per share for fourth quarter 2015 was $0.89, or $1.23 on an adjusted basis excluding the EG charge, compared to $1.39 a year ago.1

Fourth-quarter consolidated total revenues net of interest expense totaled $8.4 billion, down 8 percent from $9.1 billion a year ago.  Excluding the impact of foreign exchange rates and last year’s Concur gain, adjusted revenues increased 4 percent.3 The increase primarily reflected continued growth in net interest income and higher Card Member spending.

Consolidated provisions for losses totaled $572 million, down 2 percent from $582 million a year ago. The decrease primarily reflected the impact of the reclassification of certain co-brand loan portfolios to "held for sale," as credit costs associated with those portfolios are now reported in other operating expenses beginning in December 2015.

Consolidated expenses totaled $6.4 billion, up 1 percent from $6.3 billion a year ago.  Excluding the impact of foreign exchange rates, consolidated expenses rose 4 percent.4  The current quarter reflected the EG charge.  Last year’s quarter included the restructuring charge and co-brand partnership renewal costs.  Both periods included incremental spending mentioned above.

The effective tax rate for the quarter was 38 percent, up from 35 percent a year ago.  The increase primarily reflected non-deductible expenses included in the EG charge mentioned earlier.

3  Adjusted revenue growth and adjusted revenue growth on an FX adjusted basis are non-GAAP measures and exclude the Q4’14 gain on the sale of the Concur investment. Management believes adjusted revenue growth is useful in evaluating the ongoing operating performance of the Company. See footnote 4 for an explanation of FX adjusted information and Appendix IV for a reconciliation to total revenues net of interest expense on a GAAP basis.
4  As reported in this release, FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended December 31, 2015 apply to the period(s) against which such results are being compared). Certain amounts included in the calculation of FX-adjusted revenues and expenses, which constitute non-GAAP measures, are subject to management allocations. The company believes the presentation of information on an FX adjusted basis is helpful to investors by making it easier to compare the company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

The company's return on average equity (ROE) was 24.0 percent, down from 29.1 percent a year ago.  Excluding the EG charge, adjusted ROE was 25.6 percent.1

For the full year, the company reported net income of $5.2 billion, down 12 percent from $5.9 billion a year ago.  Diluted earnings per share was $5.05, or $5.38 on an adjusted basis excluding the EG charge, compared to $5.56 a year ago.1

Revenues net of interest expense for the full year decreased 4 percent (flat FX adjusted4) to $32.8 billion from $34.2 billion a year ago.

Consolidated expenses decreased 1 percent to $22.9 billion from $23.2 billion a year ago.  Adjusted for foreign currency translations, consolidated expenses increased 3 percent.4

Outlook

“Our 2015 results and outlook reflect the reset in co-brand economics, pressures on merchant fees, the evolving regulatory environment and intense competition that have been re-shaping the payments industry,” said Kenneth I. Chenault, chairman and chief executive officer.  “A number of cyclical factors in the broader economy have also weighed on our performance and influenced our outlook.  Against that backdrop, and the fact that revenue growth has not accelerated as we anticipated, we are moving aggressively  to streamline the company and drive efficiencies in order to take out $1 billion from our overall cost base by the end of 2017.

“We now expect 2016 EPS between $5.40 and $5.70.  This reflects a substantial benefit from the planned sale of the Costco co-brand portfolio, offset in part by a continuation of elevated spending on growth opportunities as well as the loss of a partial year of Costco-related earnings.  The portfolio transaction is expected to occur mid-year.

“For 2017, we are now targeting EPS of at least $5.60.  That includes growing over the portfolio gain and this year’s Costco-related earnings.  It also includes a combination of accelerated revenue growth, aggressive expense reductions and the use of our capital strength to create value for shareholders.  The 2016-17 earnings targets do not include restructuring charges or other contingencies.

“We have a great set of assets to draw upon, including a trusted brand, financial strength, an integrated business model, world class service and a history of innovation. We’re confident that we’ll not just deal with our near-term challenges, but return to growth and position the company for long-term success.”

Segment Results

U.S. Card Services reported fourth-quarter net income of $799 million, up 20 percent from $665 million a year ago.

Total revenues net of interest expense increased 5 percent to $4.8 billion, from $4.6 billion a year ago.  The rise reflected higher net interest income from growth in the loan portfolio, as well as an increase in net card fees and Card Member spending.

Provisions for losses totaled $440 million, up 10 percent from $399 million a year ago. The increase primarily reflected a larger build in reserves this quarter, compared to a year ago.  The current quarter’s provisions benefited from the reclassification of certain co-brand loan portfolios to "held for sale," as credit costs associated with those portfolios are now reported in other operating expenses, beginning in December 2015.

Total expenses were flat at $3.1 billion compared to a year ago. The current quarter reflected higher Card Member services costs and investment spending that was maintained at an elevated level.  The year-ago quarter included a portion of the three significant expense items mentioned earlier.

The effective tax rate was 36 percent, down from 39 percent a year ago.

International Card Services reported fourth-quarter net income of $73 million, up from $33 million a year ago.

Total revenues net of interest expense were $1.3 billion, down 5 percent from $1.4 billion a year ago.   Adjusted for foreign currency translations, revenues were up 6 percent, primarily reflecting higher Card Member spending.4

Total expenses were $1.1 billion, down 11 percent from $1.3 billion a year ago.  Adjusted for foreign currency translations, expenses were down 4 percent from last year, which included a portion of the previously mentioned restructuring charge a year ago.4

The effective tax rate was 2.7 percent, reflecting the impact of recurring permanent tax benefits on varying levels of pre-tax income.

Global Commercial Services reported fourth-quarter net income of $132 million, down 78 percent from $594 million a year ago, which included the Concur gain.

Total revenues net of interest expense totaled $817 million, down 48 percent from $1.6 billion a year ago, which included the Concur gain.  Excluding the Concur gain, adjusted revenues decreased 6 percent.3

Total expenses decreased 7 percent (down 4 percent FX-adjusted4) to $547 million, from $586 million a year ago, which included a portion of the restructuring charge in the prior year.

The effective tax rate was 44 percent, up from 37 percent a year ago, reflecting the impact of certain non-deductible foreign losses.

Global Network & Merchant Services reported fourth-quarter net income of $417 million, unchanged from a year ago.

Total revenues net of interest expense totaled $1.4 billion, down 4 percent from $1.5 billion a year ago. On an FX-adjusted basis, revenues increased 1 percent.4

Total expenses decreased 4 percent to $743 million, from $772 million a year ago.  On an FX-adjusted basis, expenses increased 1 percent.4

Corporate and Other reported fourth-quarter net loss of $522 million, which included the EG charge.  This compared to a net loss of $262 million a year ago.

# # #

About American Express
American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, foursquare.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products, services and corporate responsibility information: charge and credit cards, business credit cards, Plenti rewards program, travel services, gift cards, prepaid cards, merchant services, corporate card, business travel and corporate responsibility.

The 2015 Fourth Quarter/Full Year Earnings Supplement will be available today on the American Express website at http://ir.americanexpress.com. An investor conference call will be held at 5:00 p.m. (ET) today to discuss fourth-quarter earnings results and the company’s 2016-2017 outlook. Live audio and presentation slides for the investor conference call will be available to the general public at the same website. A replay of the conference call will be available later today at the same website address.

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the Company’s expected business and financial performance and which include management’s outlook for 2015-2017, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:
•
the Company’s ability to achieve earnings per common share (“EPS”) growth between $5.40 and $5.70 for 2016 and at least $5.60 for 2017, which will depend in part on the following: an acceleration of billed business and revenue growth, which could be impacted by, among other things, weakening economic conditions in the U.S. or internationally, a decline in consumer confidence impacting the willingness and ability of Card Members to sustain spending, a further decline in gas prices, a further strengthening of the U.S. dollar, a greater erosion of the average discount rate than expected and lower spending on new cards acquired than estimated; the Company’s success in addressing competitive pressures and implementing its strategies and business initiatives, including growing profitable spending through proprietary, co-brand and network products, increasing penetration among corporate, middle market and small business clients, expanding its international footprint, growing loyalty coalitions and increasing merchant acceptance; the timing and impact of any potential sale of the Costco U.S. Card Member loan portfolio; realizing incremental economics associated with the Costco U.S. contract extension, which could be impacted by, among other things, Card Member behavior, including the desire of Costco U.S. Card Members to continue to use their Costco U.S. cobrand cards and the availability to those Card Members of other payment forms; the impact of any potential restructuring charges or other contingencies, including, but not limited to, litigation-related expenses, impairments, the imposition of fines or civil money penalties, an increase in Card Member reimbursements and changes in reserves; credit performance remaining in line with current expectations; continued growth of Card Member loans held for investment; the ability to continue to realize benefits from restructuring actions and operating leverage at levels consistent with current expectations; the amount the Company spends on growth initiatives; changes in interest rates beyond current expectations; the impact of regulation and litigation, which could affect the profitability of the Company’s business activities, limit the Company’s ability to pursue business opportunities, require changes to business practices or alter the Company’s relationships with partners, merchants and Card Members; the Company’s tax rate being in the 34-35% range, which could be impacted by, among other things, the Company’s geographic mix of income being weighted more to higher tax jurisdictions than expected and unfavorable tax audits and other unanticipated tax items; the impact of accounting changes and reclassifications; and the Company’s ability to continue executing its share repurchase program;

•
the actual amount to be spent on growth initiatives, including on marketing and promotion, as well as the timing of any such spending, which will be based in part on management’s assessment of competitive opportunities, overall business performance, the amount of any potential gain arising from a sale of the Costco U.S. Card Member loan portfolio management decides to spend on growth initiatives, contractual obligations with business partners, management’s ability to identify attractive investment opportunities and make such investments, which could be impacted by business, regulatory or legal complexities and the Company’s performance, and the Company’s ability to realize efficiencies and control expenses to fund such spending;

•
the ability of the Company to reduce its overall cost base by $1 billion by the end of 2017 and to realize the full benefit of the Company’s actions by the beginning of 2018, which will depend in part on the timing and financial impact of the Company’s future reengineering plans (including whether the Company will recognize restructuring charges in future periods), which could be impacted by factors such as the Company’s inability to mitigate the operational and other risks posed by potential staff reductions, the Company’s inability to develop and implement technology resources to realize cost savings, underestimating hiring needs related to some of the job positions being eliminated and other employee needs not currently anticipated, lower than expected attrition rates and higher than expected redeployment rates; the ability of the Company to reduce annual operating expenses, which could be impacted by, among other things, the factors identified below; and the ability of the Company to optimize and lower marketing and promotion expenses, which could be impacted by higher advertising and mailing costs, competitive pressures that may require additional expenditures or limit the Company’s ability to reduce costs, contractual obligations with business partners, the availability of opportunities to invest at a higher level due to favorable business results and changes in macroeconomic conditions;

•
the ability to reduce annual operating expenses, which could be impacted by increases in significant categories of operating expenses, such as consulting or professional fees, including as a result of increased litigation, compliance or regulatory-related costs, technology costs or fraud costs; the ability of the Company to develop, implement and achieve substantial benefits from reengineering plans; higher than expected employee levels; the impact of changes in foreign currency exchange rates on costs; the payment of civil money penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; impairments of goodwill or other assets; the Company’s decision to increase or decrease spending in such areas as technology, business and product development and sales forces depending on overall business performance; greater than expected inflation or merit increases; the Company’s ability to balance expense control and investments in the business; the impact of accounting changes and reclassifications; and the level of acquisition activity and related expenses;

•
the Company’s lending write-off rates increasing more quickly than current expectations and the Company’s provision expense being higher than current expectations, which will depend in part on changes in the level of loan balances, delinquency rates of Card Members, unemployment rates, the volume of bankruptcies and recoveries of previously written-off loans;

•
the Company’s ability to execute against its lending strategy and grow Card Member loans held for investment, including by targeting new lending prospects and deepening relationships with current customers, which may be affected by increasing competition, brand perceptions and reputation, the Company’s ability to manage risk in a growing Card Member loan portfolio, and the behavior of the Company’s Card Members and their actual spending and borrowing patterns, which in turn may be driven by the Company’s ability to issue new and enhanced card products, offer attractive services and rewards programs, attract new Card Members, reduce Card Member attrition and capture a greater share of existing Card Members’ spending and borrowing;

•
uncertainties associated with the timing and impact of any potential sale of the Costco U.S. Card Member loan portfolio and the extension of the merchant acceptance agreement, such as the negotiation and execution of definitive documentation, operational issues related to the transfer of Card Member loans and accounts, the parties’ ability to satisfy the closing conditions and the amount of any gain recognized by the Company as a result of a sale, which could be impacted by the credit quality and performance of the portfolio, the amount of any volume decline experienced by the cobrand portfolio and the timing of the potential sale as the gain will be determined by the amount of the aggregate outstanding loans transferred at closing;

•
the possibility that the Company will not fully execute on its plans for OptBlue to significantly increase merchant coverage and move toward parity coverage with other card networks in the U.S., which will depend in part on the success of OptBlue merchant acquirers in signing merchants to accept American Express, which could be impacted by the pricing set by the merchant acquirers, the value proposition offered to small merchants and the priority given to the Company by OptBlue merchant acquirers, as well as the willingness of Card Members to use American Express cards at small merchants and of those merchants to actively accept American Express cards;

•
the erosion of the average discount rate by a greater amount than anticipated during 2016 and beyond, including as a result of changes in the mix of spending by location and industry, volume-related pricing discounts, strategic investments, certain pricing initiatives, competition, pricing regulation (including regulation of competitors’ interchange rates) and other factors;

•
uncertainty relating to the ultimate outcome of the antitrust lawsuit filed against the Company by the U.S. Department of Justice and certain state attorneys general, including the success or failure of our appeal and the impact on existing private merchant cases and potentially additional litigation and/or arbitrations;

•
the ability of the Company to return capital to shareholders through dividends and share repurchases, including the opportunity for incremental capital returns related to the Costco U.S. portfolio sale, which will depend on factors such as approval of the Company’s capital plans by its primary regulators, the amount the Company spends on acquisitions and the Company’s results of operations and capital needs in any given period;

•
the ability of the Company to drive growth by developing and marketing value propositions that appeal to Card Members and new customers and by offering attractive services and rewards programs, which will depend in part on the Company’s ongoing investment in product innovation, marketing and promotion and acquisition efforts, including through digital channels; the ability of the Company to update its systems and platforms to support new products, services and benefits; the degree of interest of Card Members in the value proposition offered by the Company; the Company’s ability to tailor new products and services to make them attractive to Card Members; competition; and brand perceptions and reputation;

•
the ability of the Company to meet its long-term earnings per share growth target, which will depend on factors such as the Company’s success in implementing its strategies and business initiatives and on factors outside management’s control including the willingness and ability of Card Members to sustain spending, regulatory and competitive pressures, credit trends, currency and interest rate fluctuations, and changes in general economic conditions, such as GDP growth, consumer confidence, unemployment and the housing market; and

•
factors beyond the Company’s control such as changes in global economic and business conditions, including consumer and business spending, the availability and cost of capital, unemployment and political conditions, foreign currency rates, fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, health pandemics, terrorism, cyber attacks or fraud, which could significantly affect spending on American Express cards, delinquency rates, loan balances and travel-related spending or disrupt the Company’s global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2015 and the Company’s other reports filed with the Securities and Exchange Commission.

American Express Company	(Preliminary)
Consolidated Statements of Income
(Millions, except percentages and per share amounts)

	Quarters Ended					% Change	Years Ended		% Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31, 2015 vs.	Dec 31,		Dec 31, 2015 vs.
	2015	2015	2015	2015	2014	Dec 31, 2014	2015	2014	Dec 31, 2014
Revenues
Non-interest revenues
Discount revenue (A)	$4,913	$4,778	$4,946	$4,660	$4,961	(1)	$19,297	$19,389	(0)
Net card fees	687	679	667	667	671	2	2,700	2,712	(0)
Other fees and commissions (B)	704	727	727	708	715	(2)	2,866	3,626	(21)
Other	540	504	521	468	1,310	(59)	2,033	2,989	(32)
Total non-interest revenues	6,844	6,688	6,861	6,503	7,657	(11)	26,896	28,716	(6)
Interest income
Interest on loans	1,891	1,847	1,776	1,795	1,769	7	7,309	6,929	5
Interest and dividends on investment securities	37	38	41	41	43	(14)	157	179	(12)
Deposits with banks and other	19	19	20	21	17	12	79	71	11
Total interest income	1,947	1,904	1,837	1,857	1,829	6	7,545	7,179	5
Interest expense
Deposits	138	125	109	103	97	42	475	373	27
Long-term debt and other	262	274	305	307	308	(15)	1,148	1,334	(14)
Total interest expense	400	399	414	410	405	(1)	1,623	1,707	(5)
Net interest income	1,547	1,505	1,423	1,447	1,424	9	5,922	5,472	8
Total revenues net of interest expense	8,391	8,193	8,284	7,950	9,081	(8)	32,818	34,188	(4)
Provisions for losses
Charge card	195	203	165	174	198	(2)	737	792	(7)
Card Member loans	361	309	285	235	341	6	1,190	1,138	5
Other	16	17	17	11	43	(63)	61	114	(46)
Total provisions for losses	572	529	467	420	582	(2)	1,988	2,044	(3)
Total revenues net of interest expense after provisions for losses	7,819	7,664	7,817	7,530	8,499	(8)	30,830	32,144	(4)

Expenses
Marketing and promotion (A)	892	847	761	609	887	1	3,109	3,216	(3)
Card Member rewards	1,794	1,763	1,799	1,640	1,881	(5)	6,996	6,931	1
Card Member services and other	246	269	242	261	203	21	1,018	822	24
Salaries and employee benefits	1,209	1,212	1,250	1,305	1,607	(25)	4,976	6,095	(18)
Professional services	784	687	655	624	768	2	2,750	3,008	(9)
Occupancy and equipment	482	523	415	434	446	8	1,854	1,807	3
Communications	88	84	85	88	98	(10)	345	383	(10)
Other, net	870	341	380	253	384	#	1,844	891	#
Total	6,365	5,726	5,587	5,214	6,274	1	22,892	23,153	(1)
Pretax income	1,454	1,938	2,230	2,316	2,225	(35)	7,938	8,991	(12)
Income tax provision	555	672	757	791	778	(29)	2,775	3,106	(11)
Net income	$899	$1,266	$1,473	$1,525	$1,447	(38)	$5,163	$5,885	(12)
Net income attributable to common shareholders (C)	$873	$1,234	$1,442	$1,514	$1,436	(39)	$5,063	$5,839	(13)
Effective tax rate	38.2%	34.7%	33.9%	34.2%	35.0%		35.0%	34.5%

Earnings Per Common Share

BASIC
Net income attributable to common shareholders	$0.89	$1.24	$1.43	$1.49	$1.40	(36)	$5.07	$5.58	(9)
Average common shares outstanding	977	994	1,009	1,019	1,028	(5)	999	1,045	(4)
DILUTED
Net income attributable to common shareholders	$0.89	$1.24	$1.42	$1.48	$1.39	(36)	$5.05	$5.56	(9)
Average common shares outstanding	981	997	1,013	1,023	1,033	(5)	1,003	1,051	(5)
Cash dividends declared per common share	$0.29	$0.29	$0.29	$0.26	$0.26	12	$1.13	$1.01	12

# - Denotes a variance of more than 100 percent.

See Appendix V for footnote references

American Express Company	(Preliminary)
Condensed Consolidated Balance Sheets
(Billions, except percentages, per share amounts and where indicated)

	Quarters Ended					% Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31, 2015 vs.
	2015	2015	2015	2015	2014	Dec 31, 2014
Assets
Cash & cash equivalents	$23	$20	$21	$24	$22	5
Card Member loans and receivables held for sale	15	-	-	-	-	-
Accounts receivable	47	46	47	46	47	-
Investment securities	4	4	5	4	4	-
Loans	59	69	69	67	70	(16)
Other assets	13	15	15	14	16	(19)
Total assets	$161	$154	$157	$155	$159	1

Liabilities and Shareholders' Equity
Customer deposits	$55	$49	$47	$45	$44	25
Short-term borrowings	5	3	4	2	3	67
Long-term debt	48	49	53	55	58	(17)
Other liabilities	32	32	31	31	33	(3)
Total liabilities	140	133	135	133	138	1

Shareholders' Equity	21	21	22	22	21	-
Total liabilities and shareholders' equity	$161	$154	$157	$155	$159	1

Selected Statistical Information

Return on average equity (D)	24.0%	26.8%	28.1%	29.0%	29.1%
Return on average common equity (D)	25.2%	27.8%	28.8%	29.3%	29.0%
Return on average tangible common equity (D)	31.0%	34.2%	35.4%	36.2%	35.9%
Common shares outstanding (millions)	969	985	1,002	1,016	1,023	(5)
Book value per common share (dollars) (E)	$19.71	$20.06	$20.27	$19.93	$19.49	1
Shareholders' equity	$20.7	$21.3	$21.9	$21.8	$20.7	0

# - Denotes a variance of more than 100 percent.

 See Appendix V for footnote references

American Express Company	(Preliminary)
Financial Summary
(Millions)

	Quarters Ended					% Change	Years Ended		% Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31, 2015 vs.	Dec 31,		Dec 31, 2015 vs.
	2015	2015	2015	2015	2014	Dec 31, 2014	2015	2014	Dec 31, 2014
Total revenues net of interest expense
U.S. Card Services	$4,813	$4,729	$4,726	$4,525	$4,594	5	$18,793	$17,810	6
International Card Services	1,281	1,238	1,258	1,241	1,355	(5)	5,018	5,492	(9)
Global Commercial Services	817	817	881	827	1,585	(48)	3,342	4,948	(32)
Global Network & Merchant Services	1,418	1,370	1,396	1,344	1,477	(4)	5,528	5,747	(4)
	8,329	8,154	8,261	7,937	9,011	(8)	32,681	33,997	(4)
Corporate & Other	62	39	23	13	70	(11)	137	191	(28)

CONSOLIDATED TOTAL REVENUES NET OF INTEREST EXPENSE	$8,391	$8,193	$8,284	$7,950	$9,081	(8)	$32,818	$34,188	(4)

Pretax income (loss)
U.S. Card Services	$1,247	$1,262	$1,366	$1,480	$1,083	15	$5,355	$5,100	5
International Card Services	75	105	144	184	1	#	508	449	13
Global Commercial Services	237	238	314	284	949	(75)	1,073	2,408	(55)
Global Network & Merchant Services	659	723	695	698	670	(2)	2,775	2,620	6
	2,218	2,328	2,519	2,646	2,703	(18)	9,711	10,577	(8)
Corporate & Other	(764)	(390)	(289)	(330)	(478)	60	(1,773)	(1,586)	12

PRETAX INCOME	$1,454	$1,938	$2,230	$2,316	$2,225	(35)	$7,938	$8,991	(12)

Net income (loss)
U.S. Card Services	$799	$794	$886	$934	$665	20	$3,413	$3,200	7
International Card Services	73	89	125	134	33	#	421	411	2
Global Commercial Services	132	151	203	180	594	(78)	666	1,543	(57)
Global Network & Merchant Services	417	462	448	444	417	-	1,771	1,660	7
	1,421	1,496	1,662	1,692	1,709	(17)	6,271	6,814	(8)
Corporate & Other	(522)	(230)	(189)	(167)	(262)	99	(1,108)	(929)	19

NET INCOME	$899	$1,266	$1,473	$1,525	$1,447	(38)	$5,163	$5,885	(12)

# - Denotes a variance of more than 100 percent.

See Appendix V for footnote references

American Express Company	(Preliminary)
Selected Statistical Information
(Billions, except percentages and where indicated)

	Quarters Ended					% Change	Years Ended		% Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31, 2015 vs.	Dec 31,		Dec 31, 2015 vs.
	2015	2015	2015	2015	2014	Dec 31, 2014	2015	2014	Dec 31, 2014
Card billed business (F):
United States	$189.9	$180.3	$181.6	$169.2	$182.5	4	$721.0	$688.1	5
Outside the United States	83.3	78.6	80.4	76.4	86.0	(3)	318.7	334.7	(5)
Total	$273.2	$258.9	$262.0	$245.6	$268.5	2	$1,039.7	$1,022.8	2
Total cards-in-force (G) (millions):
United States	57.6	56.4	55.3	54.8	54.9	5	57.6	54.9	5
Outside the United States	60.2	59.4	58.5	57.4	57.3	5	60.2	57.3	5
Total	117.8	115.8	113.8	112.2	112.2	5	117.8	112.2	5
Basic cards-in-force (G) (millions):
United States	44.8	43.6	42.8	42.4	42.6	5	44.8	42.6	5
Outside the United States	49.5	49.0	48.2	47.3	47.0	5	49.5	47	5
Total	94.3	92.6	91.0	89.7	89.6	5	94.3	89.6	5

Average discount rate (A) (H)	2.42%	2.46%	2.49%	2.49%	2.44%		2.46%	2.48%
Average basic Card Member spending (dollars) (I)	$4,305	$4,165	$4,272	$4,008	$4,377	(2)	$16,743	$16,884	(1)
Average fee per card (dollars) (I)	$39	$39	$39	$39	$39	-	$39	$40	(3)
Average fee per card adjusted (dollars) (I)	$43	$44	$43	$44	$44	(2)	$44	$45	(2)

Worldwide Card Member receivables: (J)
Total receivables	$44.1	$44.3	$44.9	$43.7	$44.9	(2)	$44.1	$44.9	(2)
Loss reserves (millions):
Beginning balance	$441	$420	$429	$465	$432	2	$465	$386	20
Provisions (K)	195	203	165	174	198	(2)	737	792	(7)
Net write-offs (L)	(169)	(174)	(171)	(199)	(156)	8	(713)	(683)	4
Other (M)	(5)	(8)	(3)	(11)	(9)	(44)	(27)	(30)	(10)
Ending balance	$462	$441	$420	$429	$465	(1)	$462	$465	(1)
% of receivables	1.0%	1.0%	0.9%	1.0%	1.0%		1.0%	1.0%
Net write-off rate (principal only) - USCS/ICS (N)	1.7%	1.8%	1.7%	2.1%	1.5%		1.8%	1.7%
Net write-off rate (principal and fees) - USCS/ICS (N)	1.9%	2.0%	1.9%	2.3%	1.7%		2.0%	1.9%
30 days past due as a % of total - USCS/ICS	1.5%	1.6%	1.5%	1.6%	1.6%		1.5%	1.6%
Net loss ratio (as a % of charge volume) - GCS	0.08%	0.08%	0.09%	0.10%	0.08%		0.09%	0.09%
90 days past billing as a % of total - GCS	0.9%	0.7%	0.7%	0.7%	0.8%		0.9%	0.8%

Worldwide Card Member loans: (J)
Total loans	$58.6	$68.9	$69.0	$66.8	$70.4	(17)	$58.6	$70.4	(17)
Loss reserves (millions):
Beginning balance	$1,164	$1,132	$1,130	$1,201	$1,146	2	$1,201	$1,261	(5)
Provisions (K)	361	309	285	235	341	6	1,190	1,138	5
Net write-offs - principal (L)	(234)	(231)	(243)	(259)	(237)	(1)	(967)	(1,023)	(5)
Net write-offs - interest and fees (L)	(40)	(37)	(42)	(43)	(40)	-	(162)	(164)	(1)
Reserves transferred to held for sale	(224)	-	-	-	-	-	(224)	-	-
Other (M)	1	(9)	2	(4)	(9)	#	(10)	(11)	(9)
Ending balance	$1,028	$1,164	$1,132	$1,130	$1,201	(14)	$1,028	$1,201	(14)
Ending reserves - principal	$975	$1,114	$1,076	$1,074	$1,149	(15)	$975	$1,149	(15)
Ending reserves - interest and fees	$53	$50	$56	$56	$52	2	$53	$52	2
% of loans	1.8%	1.7%	1.6%	1.7%	1.7%		1.8%	1.7%
% of past due	164%	164%	171%	163%	167%		164%	167%
Average loans	$67.1	$69.0	$68.0	$67.6	$67.7	(1)	$67.9	$66.0	3
Net write-off rate (principal only) (N)	1.4%	1.3%	1.4%	1.5%	1.4%		1.4%	1.5%
Net write-off rate (principal, interest and fees) (N)	1.6%	1.6%	1.7%	1.8%	1.6%		1.7%	1.8%
30 days past due loans as a % of total	1.1%	1.0%	1.0%	1.0%	1.0%		1.1%	1.0%
Net interest income divided by average loans* (O)	8.7%	8.7%	8.4%	8.6%	8.4%		8.6%	8.3%
Net interest yield on Card Member loans (O)	9.4%	9.5%	9.3%	9.6%	9.3%		9.4%	9.3%

* - Annualized
# - Denotes a variance of more than 100 percent.

See Appendix V for footnote references

U.S. Card Services	(Preliminary)
Selected Income Statement Data
(Millions, except percentages)

	Quarters Ended					% Change	Years Ended		% Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31, 2015 vs.	Dec 31,		Dec 31, 2015 vs.
	2015	2015	2015	2015	2014	Dec 31, 2014	2015	2014	Dec 31, 2014
Revenues
Non-interest revenues (A)	$3,358	$3,302	$3,372	$3,148	$3,253	3	$13,180	$12,628	4
Interest income	1,628	1,593	1,517	1,529	1,490	9	6,267	5,786	8
Interest expense	173	166	163	152	149	16	654	604	8
Net interest income	1,455	1,427	1,354	1,377	1,341	9	5,613	5,182	8
Total revenues net of interest expense	4,813	4,729	4,726	4,525	4,594	5	18,793	17,810	6
Provisions for losses	440	390	327	296	399	10	1,453	1,396	4
Total revenues net of interest expense after provisions for losses	4,373	4,339	4,399	4,229	4,195	4	17,340	16,414	6
Expenses
Marketing, promotion, rewards, Card Member services and other (A)	2,018	2,029	1,996	1,733	2,038	(1)	7,776	7,197	8
Salaries and employee benefits and other operating expenses	1,108	1,048	1,037	1,016	1,074	3	4,209	4,117	2
Total	3,126	3,077	3,033	2,749	3,112	0	11,985	11,314	6
Pretax segment income	1,247	1,262	1,366	1,480	1,083	15	5,355	5,100	5
Income tax provision	448	468	480	546	418	7	1,942	1,900	2
Segment income	$799	$794	$886	$934	$665	20	$3,413	$3,200	7
Effective tax rate	35.9%	37.1%	35.1%	36.9%	38.6%		36.3%	37.3%

Selected Statistical Information
(Billions, except percentages and where indicated)
Card billed business	$152.3	$143.4	$144.1	$132.5	$145.0	5	$572.3	$542.0	6
Total cards-in-force (millions)	48.3	47.4	46.3	45.9	45.6	6	48.3	45.6	6
Basic cards-in-force (millions)	36.2	35.4	34.6	34.2	34.0	6	36.2	34.0	6
Average basic Card Member spending (dollars)	$4,246	$4,098	$4,210	$3,875	$4,281	(1)	$16,413	$16,294	1

U.S. Consumer Travel:
Travel sales (millions)	$810	$943	$1,020	$988	$817	(1)	$3,761	$3,774	(0)
Travel commissions and fees/sales	7.3%	7.1%	7.1%	6.6%	7.5%		7.0%	7.2%

Total segment assets (P)	$117.3	$107.7	$108.2	$107.7	$113.2	4	$117.3	$113.2	4
Segment capital (Q)	$10.3	$10.3	$10.8	$10.8	$10.4	(1)	$10.3	$10.4	(1)
Return on average segment capital (R)	32.4%	31.4%	32.6%	32.1%	32.5%		32.4%	32.5%
Return on average tangible segment capital (R)	33.7%	32.6%	33.8%	33.2%	33.6%		33.7%	33.6%

Card Member receivables: (J)
Total receivables	$23.3	$22.0	$22.1	$21.5	$22.5	4	$23.3	$22.5	4
30 days past due as a % of total	1.5%	1.6%	1.5%	1.7%	1.7%		1.5%	1.7%
Average receivables	$22.5	$22.0	$22.0	$21.3	$21.8	3	$22.0	$21.3	3
Net write-off rate (principal only) (N)	1.6%	1.6%	1.6%	2.2%	1.4%		1.7%	1.6%
Net write-off rate (principal and fees) (N)	1.8%	1.9%	1.8%	2.4%	1.6%		1.9%	1.8%

Card Member loans: (J)
Total loans	$51.4	$62.1	$61.7	$59.9	$62.6	(18)	$51.4	$62.6	(18)
30 days past due loans as a % of total	1.0%	1.0%	0.9%	1.0%	1.0%		1.0%	1.0%
Average loans	$60.1	$62.1	$60.9	$60.4	$59.7	1	$60.8	$57.8	5
Net write-off rate (principal only) (N)	1.3%	1.3%	1.4%	1.5%	1.3%		1.4%	1.5%
Net write-off rate (principal, interest and fees) (N)	1.6%	1.5%	1.6%	1.7%	1.5%		1.6%	1.7%
Net interest income divided by average loans* (O)	9.1%	9.2%	8.9%	9.1%	9.0%		9.1%	9.0%
Net interest yield on Card Member loans* (O)	9.3%	9.4%	9.2%	9.5%	9.1%		9.3%	9.2%

* - Annualized
# - Denotes a variance of more than 100 percent.

See Appendix V for footnote references

International Card Services	(Preliminary)
Selected Income Statement Data
(Millions, except percentages)

	Quarters Ended					% Change	Years Ended		% Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31, 2015 vs.	Dec 31,		Dec 31, 2015 vs.
	2015	2015	2015	2015	2014	Dec 31, 2014	2015	2014	Dec 31, 2014
Revenues
Non-interest revenues	$1,107	$1,071	$1,082	$1,061	$1,166	(5)	$4,321	$4,737	(9)
Interest income	233	226	236	244	260	(10)	939	1,085	(13)
Interest expense	59	59	60	64	71	(17)	242	330	(27)
Net interest income	174	167	176	180	189	(8)	697	755	(8)
Total revenues net of interest expense	1,281	1,238	1,258	1,241	1,355	(5)	5,018	5,492	(9)
Provisions for losses	85	85	83	76	95	(11)	329	370	(11)
Total revenues net of interest expense after provisions for losses	1,196	1,153	1,175	1,165	1,260	(5)	4,689	5,122	(8)
Expenses
Marketing, promotion, rewards, Card Member services and other	534	500	472	437	555	(4)	1,943	2,160	(10)
Salaries and employee benefits and other operating expenses	587	548	559	544	704	(17)	2,238	2,513	(11)
Total	1,121	1,048	1,031	981	1,259	(11)	4,181	4,673	(11)
Pretax segment income	75	105	144	184	1	#	508	449	13
Income tax provision/(benefit)	2	16	19	50	(32)	#	87	38	#
Segment income	$73	$89	$125	$134	$33	#	$421	$411	2
Effective tax rate	2.7%	15.2%	13.2%	27.2%	#		17.1%	8.5%

Selected Statistical Information
(Billions, except percentages and where indicated)
Card billed business	$32.0	$29.6	$30.0	$28.7	$34.0	(6)	$120.2	$133.8	(10)
Total cards-in-force (millions)	15.2	15.2	15.0	14.9	15.7	(3)	15.2	15.7	(3)
Basic cards-in-force (millions)	10.5	10.6	10.4	10.4	11.0	(5)	10.5	11.0	(5)
Average basic Card Member spending (dollars)	$3,028	$2,827	$2,888	$2,729	$3,109	(3)	$11,459	$12,297	(7)

International Consumer Travel:
Travel sales (millions)	$312	$325	$333	$334	$353	(12)	$1,304	$1,422	(8)
Travel commissions and fees/sales	6.7%	5.8%	6.9%	7.2%	7.4%		6.7%	6.8%

Total segment assets (P)	$35.4	$34.9	$29.2	$29.0	$30.7	15	$35.4	$30.7	15
Segment capital (Q)	$2.9	$3.3	$3.5	$3.2	$3.0	(3)	$2.9	$2.9	(1)
Return on average segment capital (R)	13.2%	11.9%	13.9%	12.7%	13.6%		13.2%	13.6%
Return on average tangible segment capital (R)	21.3%	19.4%	23.3%	22.3%	24.6%		21.3%	24.6%

Card Member receivables: (J)
Total receivables	$7.0	$6.5	$6.8	$6.4	$7.7	(9)	$7.0	$7.7	(9)
30 days past billing as a % of total	1.4%	1.5%	1.4%	1.6%	1.3%		1.4%	1.3%
Net write-off rate (principal only) (N)	2.0%	2.2%	2.1%	1.9%	1.8%		2.0%	1.9%
Net write-off rate (principal and fees) (N)	2.2%	2.4%	2.3%	2.0%	1.9%		2.2%	2.1%

Card Member loans: (J)
Total loans	$7.1	$6.7	$7.2	$6.8	$7.7	(8)	$7.1	$7.7	(8)
30 days past due loans as a % of total	1.6%	1.6%	1.6%	1.8%	1.6%		1.6%	1.6%
Average loans	$7.0	$6.9	$7.0	$7.2	$7.9	(11)	$7.0	$8.2	(15)
Net write-off rate (principal only) (N)	1.8%	1.8%	2.0%	2.0%	1.9%		1.9%	2.0%
Net write-off rate (principal, interest and fees) (N)	2.2%	2.3%	2.5%	2.5%	2.4%		2.4%	2.4%
Net interest income divided by average loans* (O)	9.9%	9.7%	10.1%	10.0%	9.6%		10.0%	9.2%
Net interest yield on Card Member loans* (O)	10.6%	10.5%	10.7%	10.9%	10.5%		10.6%	10.0%

* - Annualized
# - Denotes a variance of more than 100 percent.

See Appendix V for footnote references

Global Commercial Services	(Preliminary)
Selected Income Statement Data
(Millions, except percentages)

	Quarters Ended					% Change	Years Ended		% Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31, 2015 vs.	Dec 31,		Dec 31, 2015 vs.
	2015	2015	2015	2015	2014	Dec 31, 2014	2015	2014	Dec 31, 2014
Revenues
Non-interest revenues	$860	$858	$924	$871	$1,635	(47)	$3,513	$5,173	(32)
Interest income	4	3	3	4	4	-	14	15	(7)
Interest expense	47	44	46	48	54	(13)	185	240	(23)
Net interest expense	(43)	(41)	(43)	(44)	(50)	(14)	(171)	(225)	(24)
Total revenues net of interest expense	817	817	881	827	1,585	(48)	3,342	4,948	(32)
Provisions for losses	33	38	42	35	50	(34)	148	180	(18)
Total revenues net of interest expense after provisions for losses	784	779	839	792	1,535	(49)	3,194	4,768	(33)
Expenses
Marketing, promotion, rewards, Card Member services and other	152	160	156	164	178	(15)	632	682	(7)
Salaries and employee benefits and other operating expenses	395	381	369	344	408	(3)	1,489	1,678	(11)
Total	547	541	525	508	586	(7)	2,121	2,360	(10)
Pretax segment income	237	238	314	284	949	(75)	1,073	2,408	(55)
Income tax provision	105	87	111	104	355	(70)	407	865	(53)
Segment income	$132	$151	$203	$180	$594	(78)	$666	$1,543	(57)
Effective tax rate	44.3%	36.6%	35.4%	36.6%	37.4%		37.9%	35.9%

Selected Statistical Information
(Billions, except percentages and where indicated)
Card billed business	$45.5	$45.0	$46.4	$45.3	$47.1	(3)	$182.1	$186.7	(2)
Total cards-in-force (millions)	6.9	6.9	6.9	6.9	6.9	-	6.9	6.9	-
Basic cards-in-force (millions)	6.9	6.9	6.9	6.9	6.9	-	6.9	6.9	-
Average basic Card Member spending (dollars)	$6,582	$6,529	$6,739	$6,567	$6,817	(3)	$26,420	$26,706	(1)

Total segment assets (P)	$17.7	$19.6	$19.7	$19.6	$18.5	(4)	$17.7	$18.5	(4)
Segment capital (Q)	$3.7	$3.6	$4.0	$4.1	$3.8	(2)	$3.7	$3.8	(2)
Return on average segment capital (R)	17.4%	29.2%	30.3%	39.9%	40.9%		17.4%	40.9%
Return on average tangible segment capital (R)	30.8%	51.4%	52.8%	70.6%	74.4%		30.8%	74.4%

Card Member receivables:
Total receivables	$13.8	$15.7	$15.9	$15.7	$14.6	(5)	$13.8	$14.6	(5)
90 days past billing as a % of total	0.9%	0.7%	0.7%	0.7%	0.8%		0.9%	0.8%
Net loss ratio (as a % of charge volume)	0.08%	0.08%	0.09%	0.10%	0.08%		0.09%	0.09%

# - Denotes a variance of more than 100 percent.

See Appendix V for footnote references

Global Network & Merchant Services	(Preliminary)
Selected Income Statement Data
(Millions, except percentages)

	Quarters Ended					% Change	Years Ended		% Change
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31, 2015 vs.	Dec 31,		Dec 31, 2015 vs.
	2015	2015	2015	2015	2014	Dec 31, 2014	2015	2014	Dec 31, 2014
Revenues
Non-interest revenues	$1,338	$1,302	$1,326	$1,270	$1,399	(4)	$5,236	$5,426	(4)
Interest income	29	26	23	20	17	71	98	52	88
Interest expense	(51)	(42)	(47)	(54)	(61)	(16)	(194)	(269)	(28)
Net interest income	80	68	70	74	78	3	292	321	(9)
Total revenues net of interest expense	1,418	1,370	1,396	1,344	1,477	(4)	5,528	5,747	(4)
Provisions for losses	16	14	13	11	35	(54)	54	93	(42)
Total revenues net of interest expense after provisions for losses	1,402	1,356	1,383	1,333	1,442	(3)	5,474	5,654	(3)
Expenses
Marketing, promotion, rewards, Card Member services and other	215	172	164	147	185	16	698	819	(15)
Salaries and employee benefits and other operating expenses	528	461	524	488	587	(10)	2,001	2,215	(10)
Total	743	633	688	635	772	(4)	2,699	3,034	(11)
Pretax segment income	659	723	695	698	670	(2)	2,775	2,620	6
Income tax provision	242	261	247	254	253	(4)	1,004	960	5
Segment income	$417	$462	$448	$444	$417	-	$1,771	$1,660	7
Effective tax rate	36.7%	36.1%	35.5%	36.4%	37.8%		36.2%	36.6%

Selected Statistical Information
(Billions, except percentages and where indicated)
Global Card billed business (S)	$273.2	$258.9	$262.0	$245.6	$268.5	2	$1,039.7	$1,022.8	2

Global Network & Merchant Services:
Total segment assets (P)	$23.6	$23.7	$17.6	$17.8	$18.1	30	$23.6	$18.1	30
Segment capital (Q)	$2.4	$2.5	$2.2	$2.2	$2.0	22	$2.4	$2.0	22
Return on average segment capital (R)	78.4%	81.4%	83.5%	82.1%	84.0%		78.4%	84.0%
Return on average tangible segment capital (R)	86.2%	89.5%	92.0%	90.6%	92.9%		86.2%	92.9%

Global Network Services:
Card billed business	$43.9	$41.1	$41.9	$39.1	$42.5	3	$166.0	$160.7	3
Total cards-in-force (millions)	47.4	46.3	45.6	44.5	44.0	8	47.4	44.0	8

# - Denotes a variance of more than 100 percent.

See Appendix V for footnote references

American Express Company	(Preliminary)
Components of Return on Average Equity (ROE), Return on Average Common Equity (ROCE), and Return on Average Tangible Common Equity (ROTCE)
Appendix I
(Millions, except percentages)

	For the Twelve Months Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2015	2015	2015	2015	2014
ROE
Net income	$5,163	$5,711	$5,922	$5,978	$5,885
Average shareholders' equity	$21,494	$21,349	$21,050	$20,606	$20,254
Return on average equity (T)	24.0%	26.8%	28.1%	29.0%	29.1%

Reconciliation of ROCE and ROTCE
Net income	$5,163	$5,711	$5,922	$5,978	$5,885
Preferred shares dividends and related accretion	62	42	20	-	-
Earnings allocated to participating share awards and other	38	43	44	45	46
Net income attributable to common shareholders	$5,063	$5,626	$5,858	$5,933	$5,839

Average shareholders' equity	$21,494	$21,349	$21,050	$20,606	$20,254
Average preferred shares	1,390	1,081	716	350	114
Average common shareholders' equity	$20,104	$20,268	$20,334	$20,256	$20,140
Average goodwill and other intangibles	3,782	3,796	3,802	3,845	3,888
Average tangible common shareholders' equity	$16,322	$16,472	$16,532	$16,411	$16,252
Return on average common equity (T)	25.2%	27.8%	28.8%	29.3%	29.0%
Return on average tangible common equity (U)	31.0%	34.2%	35.4%	36.2%	35.9%

See Appendix V for footnote references

American Express Company	(Preliminary)
Components of Return on Average Segment Capital (ROSC) and Return on Average Tangible Segment Capital (ROTSC)
Appendix II
(Millions, except percentages)

	For the Twelve Months Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
	2015	2015	2015	2015	2014
U.S. Card Services
Segment income	$3,413	$3,279	$3,374	$3,258	$3,200
Average segment capital	$10,519	$10,437	$10,352	$10,148	$9,843
Average goodwill and other intangibles	395	377	358	339	319
Average tangible segment capital	$10,124	$10,060	$9,994	$9,809	$9,524
Return on average segment capital (V)	32.4%	31.4%	32.6%	32.1%	32.5%
Return on average tangible segment capital (V)	33.7%	32.6%	33.8%	33.2%	33.6%

International Card Services
Segment income	$421	$381	$434	$386	$411
Average segment capital	$3,181	$3,195	$3,133	$3,043	$3,020
Average goodwill and other intangibles	1,209	1,236	1,273	1,311	1,350
Average tangible segment capital	$1,972	$1,959	$1,860	$1,732	$1,670
Return on average segment capital (V)	13.2%	11.9%	13.9%	12.7%	13.6%
Return on average tangible segment capital (V)	21.3%	19.4%	23.3%	22.3%	24.6%

Global Commercial Services
Segment income	$666	$1,128	$1,181	$1,539	$1,543
Average segment capital	$3,835	$3,861	$3,897	$3,859	$3,771
Average goodwill and other intangibles	1,672	1,666	1,661	1,678	1,696
Average tangible segment capital	$2,163	$2,195	$2,236	$2,181	$2,075
Return on average segment capital (V)	17.4%	29.2%	30.3%	39.9%	40.9%
Return on average tangible segment capital (V)	30.8%	51.4%	52.8%	70.6%	74.4%

Global Network & Merchant Services
Segment income	$1,771	$1,771	$1,736	$1,661	$1,660
Average segment capital	$2,260	$2,177	$2,080	$2,024	$1,976
Average goodwill and other intangibles	206	199	194	190	189
Average tangible segment capital	$2,054	$1,978	$1,886	$1,834	$1,787
Return on average segment capital (V)	78.4%	81.4%	83.5%	82.1%	84.0%
Return on average tangible segment capital (V)	86.2%	89.5%	92.0%	90.6%	92.9%

See Appendix V for footnote references

American Express Company	(Preliminary)
Net Interest Yield on Card Member Loans
Appendix III
(Millions, except percentages and where indicated)

	Quarters Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,
	2015	2015	2015	2015	2014	2015	2014
Consolidated:
Net interest income	$1,547	$1,505	$1,423	$1,447	$1,424	$5,922	$5,472
Exclude:
Interest expense not attributable to the Company's Card Member loan portfolio	$229	$234	$249	$249	$250	$961	$1,019
Interest income not attributable to the Company's Card Member loan portfolio	$(99)	$(96)	$(97)	$(95)	$(92)	$(387)	$(359)
Adjusted net interest income (W)	$1,677	$1,643	$1,575	$1,601	$1,582	$6,496	$6,132
Average loans (billions)	$70.9	$69.0	$68.0	$67.6	$67.7	$69.0	$66.0
Exclude:
Certain non-traditional Card Member loans and other fees (billions)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.2)	$(0.2)
Adjusted average loans (billions) (X)	$70.7	$68.8	$67.8	$67.4	$67.5	$68.8	$65.8
Net interest income divided by average loans* (Y)	8.7%	8.7%	8.4%	8.6%	8.4%	8.6%	8.3%
Net interest yield on Card Member loans* (Z)	9.4%	9.5%	9.3%	9.6%	9.3%	9.4%	9.3%

USCS:
Net interest income	$1,455	$1,427	$1,354	$1,377	$1,341	$5,613	$5,182
Exclude:
Interest expense not attributable to the Company's Card Member loan portfolio	$43	$42	$41	$38	$39	$164	$157
Interest income not attributable to the Company's Card Member loan portfolio	$(5)	$(4)	$(4)	$(3)	$(3)	$(16)	$(11)
Adjusted net interest income (W)	$1,493	$1,465	$1,391	$1,412	$1,377	$5,761	$5,328
Average loans (billions)	$63.8	$62.1	$60.9	$60.4	$59.7	$61.9	$57.8
Exclude:
Certain non-traditional Card Member loans and other fees (billions)	$-	$-	$-	$-	$-	$-	$-
Adjusted average loans (billions) (X)	$63.8	$62.1	$60.9	$60.4	$59.7	$61.9	$57.8
Net interest income divided by average loans* (Y)	9.1%	9.2%	8.9%	9.1%	9.0%	9.1%	9.0%
Net interest yield on Card Member loans* (Z)	9.3%	9.4%	9.2%	9.5%	9.1%	9.3%	9.2%

ICS:
Net interest income	$174	$167	$176	$180	$189	$697	$755
Exclude:
Interest expense not attributable to the Company's Card Member loan portfolio	$16	$18	$16	$18	$26	$68	$89
Interest income not attributable to the Company's Card Member loan portfolio	$(9)	$(7)	$(8)	$(8)	$(9)	$(32)	$(40)
Adjusted net interest income (W)	$181	$178	$184	$190	$206	$733	$804
Average loans (billions)	$7.0	$6.9	$7.0	$7.2	$7.9	$7.0	$8.2
Exclude:
Certain non-traditional Card Member loans and other fees (billions)	$(0.1)	$(0.1)	$(0.1)	$(0.1)	$(0.2)	$(0.1)	$(0.2)
Adjusted average loans (billions) (X)	$6.9	$6.8	$6.9	$7.1	$7.7	$6.9	$8.0
Net interest income divided by average loans* (Y)	9.9%	9.7%	10.1%	10.0%	9.6%	10.0%	9.2%
Net interest yield on Card Member loans* (Z)	10.6%	10.5%	10.7%	10.9%	10.5%	10.6%	10.0%

* Annualized

See Appendix V for footnote references

American Express Company	(Preliminary)
Reconciliations of Adjustments
Appendix IV
(Millions, except percentages)

	Quarters Ended		% Change	Years Ended		% Change
	Dec 31,	Dec 31,	Dec 31, 2015 vs.	Dec 31,		Dec 31, 2015 vs.
	2015	2014	Dec 31, 2014	2015	2014	Dec 31, 2014
AXP Net Income and Diluted Earnings Per Share:
Net income	$899	$1,447	(38)	$5,163	$5,885	(12)
EG Charge (after-tax) (AA)	335	-		335	-
Adjusted net income	$1,234	$1,447	(15)	$5,498	$5,885	(7)
Adjusted net income attributable to common shareholders (C)	$1,208	$1,436	(16)	$5,398	$5,839	(8)

Diluted net income attributable to common shareholders	$0.89	$1.39	(36)	$5.05	$5.56	(9)
Adjusted diluted net income attributable to common shareholders	$1.23	$1.39	(12)	$5.38	$5.56	(3)

Revenues Net of Interest Expense:
AXP
Reported total revenues net of interest expense	$8,391	$9,081	(8)	$32,818	$34,188	(4)
Global Business Travel Revenues, Net of Interest		-			(741)
Q4'14 Gain on Sale of Concur Investment	-	(719)		-	(719)
Adjusted total revenues net of interest expense	$8,391	$8,362	-	$32,818	$32,728	-
FX-adjusted adjusted total revenues net of interest expense (AB)	$8,391	$8,100	4	$32,818	$31,539	4

GCS
Reported total revenues net of interest expense	$817	$1,585	(48)	$3,342	$4,948	(32)
Global Business Travel Revenues, Net of Interest		-			(741)
Q4'14 Gain on Sale of Concur Investment	-	(719)		-	(719)
Adjusted total revenues net of interest expense	$817	$866	(6)	$3,342	$3,488	(4)

ROE:
Net income				$5,163
EG Charge (after-tax) (AA)				$335
Adjusted net income				$5,498
Average shareholders' equity				$21,494
Return on average equity (T)				24.0%
Adjusted return on average equity				25.6%

See Appendix V for footnote references

Appendix V	(Preliminary)

All Information in the preceding tables is presented on a basis prepared in accordance with U.S. generally accepted accounting principles (GAAP), unless otherwise indicated.
(A)
In Q1’15, the Company changed the classification related to certain payments to co-brand partners reducing both marketing and promotion and discount revenue. The misclassification in prior periods has been conformed to the current period presentation. The discount rate for prior periods has also been revised accordingly, resulting in a reduction of between zero and one basis point in any period from what was originally reported.

(B)	Beginning in Q3’15, Travel Commissions & Fees and Other Commissions & Fees are consolidated into Other Fees & Commissions.
(C)
Represents net income, less (i) earnings allocated to participating share awards of $6 million for the quarter ended December 31, 2015, $10 million for the quarter ended September 30, 2015, $11 million for the quarter ended June 30, 2015, $11 million for the quarter ended March 31, 2015 and $11 million for the quarter ended December 31, 2014; and (ii) dividends on preferred shares of $20 million for the quarter ended December 31, 2015, $22 million for the quarter ended September 30, 2015, $20 million for the quarter ended June 30, 2015 and nil for all other comparative periods.

(D)	Refer to Appendix I for components of return on average equity, return on average common equity and return on average tangible common equity, a non-GAAP measure.
(E)
Beginning Q3’15, the calculation of Book value per common share was revised to exclude shareholders’ equity from preferred share issuances. Applicable prior periods have been revised to conform to the current period presentation.

(F)
Card billed business includes activities (including cash advances) related to proprietary cards, cards issued under network partnership agreements (non-proprietary billed business), and certain insurance fees charged on proprietary cards.  In-store spend activity within retail co-brand portfolios in Global Network Services, from which the Company earns no revenue, is not included in non-proprietary billed business.  Card billed business is reflected in the United States or outside the United States based on where the issuer is located.

(G)
Total cards-in-force represents the number of cards that are issued and outstanding.  Proprietary basic consumer cards-in-force includes basic cards issued to the primary account owner and does not include additional supplemental cards issued on that account.  Proprietary basic small business and corporate cards-in-force include basic and supplemental cards issued to employee Card Members.  Non-proprietary cards-in-force includes all cards that are issued and outstanding under network partnership agreements, except for retail co-brand Card Member accounts that have no out-of-store spend activity during the prior 12 month period.

(H)
This calculation is designed to reflect pricing at merchants accepting general purpose American Express cards.  It represents the percentage of billed business (both proprietary and Global Network Services) retained by the Company from merchants it acquires, prior to payments to third parties unrelated to merchant acceptance.

(I)
Average basic Card Member spending and average fee per card are computed from proprietary card activities only. Average fee per card is computed based on net card fees, including the amortization of deferred direct acquisition costs divided by average worldwide proprietary cards-in-force.  The adjusted average fee per card, which is a non-GAAP measure, is computed in the same manner, but excludes amortization of deferred direct acquisition costs. The amount of amortization excluded for these periods was $66 million for the quarter ended December 31, 2015, $72 million for the quarter ended September 30, 2015, $62 million for the quarter ended June 30, 2015, $83 million for the quarter ended March 31, 2015, and $79 million for the quarter ended December 31, 2014. The Company presents adjusted average fee per card because the Company believes this metric presents a useful indicator of card fee pricing across a range of its proprietary card products.

(J)
Effective December 1, 2015, the Company reclassified the Card Member loans and receivables related to its co-brand partnerships with Costco in the U.S. and Jetblue, to reflect them as held for sale on the Consolidated Balance Sheet.  The loans were reclassified at their net carrying amount, inclusive of the related reserves for losses.  Accordingly, related credit metrics are presented excluding the held for sale loans and receivables.

(K)	Provisions for principal (resulting from authorized transactions) and fee reserve components.
(L)	Consists of principal (resulting from authorized transactions), interest and/or fees, less recoveries.
(M)
Q4'15 includes $1 million for the Reserves transferred to held for sale.  Beginning in Q1'14, reserves related for card-related fraud losses are reflected in Other liabilities.  All periods include foreign currency translation adjustments and other items.

(N)
The Company presents a net write-off rate based on principal losses only (i.e., excluding interest and/or fees) to be consistent with industry convention.  In addition, because the Company's practice is to include uncollectible interest and/or fees as part of its total provision for losses, a net write-off rate including principal, interest and/or fees is also presented. Beginning in January 2015, timing of charge-offs for loans in certain modification programs changed from 180 days past due to 120 days past due. Excluding the impact of the change, which was fully recognized in the first quarter, the Q1'15 USCS/ICS Charge net write-off rate – principal only was 1.9% and the USCS Lending net write-off rate - principal only was 1.4%.

(O)
See Appendix III for calculations of net interest yield on Card Member loans, a non-GAAP measure, and net interest income divided by average loans, a GAAP measure, and the Company's rationale for presenting net interest yield on Card Member loans.

(P)	Effective Q3'15, certain intercompany accounts were reclassified prospectively, as a result of systems enhancements.
(Q)	Segment capital represents capital allocated to a segment based upon specific business operational needs, risk measures, and regulatory capital requirements.
(R)	Refer to Appendix II for components of return on average segment capital and return on average tangible segment capital, a non-GAAP measure.
(S)
Global Card billed business includes activities (including cash advances) related to proprietary cards, cards issued under network partnership agreements (non-proprietary billed business), and certain insurance fees charged on proprietary cards.  In-store spend activity within retail co-brand portfolios in Global Network Services, from which the Company earns no revenue, is not included in non-proprietary billed business.

(T)
Return on average equity and return on average common equity are calculated by dividing one year period net income/net income attributable to common shareholders by one year average total shareholders’ equity/average common shareholders' equity, respectively.

(U)
Return on average tangible common equity, a non-GAAP measure, is computed in the same manner as return on average common equity except the computation of average tangible common shareholders' equity, a non-GAAP measure, excludes from average common shareholders' equity, average goodwill and other intangibles. The Company believes that return on average tangible common equity is a useful measure of the profitability of its business.

(V)
Return on average segment capital is calculated by dividing one year period segment income by one year average segment capital.  Return on average tangible segment capital, a non-GAAP measure, is computed in the same manner as return on average segment capital except the computation of average tangible segment capital, a non-GAAP measure, excludes average goodwill and other intangibles.  The Company believes that return on average tangible segment capital is a useful measure of the profitability of its business.

(W)
Adjusted net interest income, a non-GAAP measure, represents net interest income allocated to the Company's Card Member loan portfolio excluding the impact of interest expense and interest income not attributable to the Company's Card Member loan portfolio. The Company believes adjusted net interest income is useful to investors because it is a component of net interest yield on Card Member loans.

(X)
Adjusted average loans, a non-GAAP measure, represents average Card Member loans (including loans related to the Costco and JetBlue portfolio which are classified as held for sale on the Consolidated Balance Sheets), excluding the impact of deferred card fees, net of deferred direct acquisition costs of Card Member loans, and other. The Company believes adjusted average loans is useful to investors because it is a component of net interest yield on Card Member loans.

(Y)
This calculation includes elements of total interest income and total interest expense that are not attributable to the Card Member loan portfolio, and thus is not representative of net interest yield on Card Member loans. The calculation includes interest income and interest expense attributable to investment securities and other interest-bearing deposits as well as to Card Member loans, and interest expense attributable to other activities, including Card Member receivables.

(Z)
Net interest yield on Card Member loans, a non-GAAP measure, is computed by dividing adjusted net interest income by adjusted average loans, computed on an annualized basis.  The calculation of net interest yield on Card Member loans includes interest that is deemed uncollectible. For all presentations of net interest yield on Card Member loans, reserves and net write-offs related to uncollectible interest are recorded through provisions for losses - Card Member loans; therefore, such reserves and net write-offs are not included in the net interest yield calculation. The Company believes net interest yield on Card Member loans is useful to investors because it provides a measure of profitability of the Company's Card Member loan portfolio.

(AA)	Primarily includes the impairment of goodwill and technology costs, together with some restructuring costs within Enterprise Growth.
(AB)
FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (e.g., assumes the foreign exchange rates used to determine results for the three months ended December 31, 2015 apply to the period(s) against which such results are being compared). Certain amounts included in the calculations of FX-adjusted revenues and expenses, which constitute non-GAAP measures, are subject to management allocations. The Company believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the Company's performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.